EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 04/21/2006
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	2.78%	9.19%	13.73%
Class B Units	2.76%	9.14%	13.43%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDING APRIL 21, 2006

The Grant Park Futures Fund posted notable gains during the past week. Positions in the metals, energies and stock indices recorded the majority of gains. Losses came mainly from positions in the stock index sector.

Prices for base and precious metals were higher for the week, resulting in gains for long positions in the sector. Raw material markets led the rally as prices for copper, nickel and zinc moved to new highs in London. Analysts attributed the strength in the base metals in part to a weaker U.S. currency and also to the news that the International Monetary Fund raised its forecast for 2006 global growth to 4.9%, its third highest yearly growth forecast in the last thirty years. High Grade copper was 32.5 cents higher in New York, settling at $3.1405 per pound. The weak dollar also spurred precious metals, helping the June gold contract to close $35.40 higher at $632.20 per ounce. Concerns over a possible showdown between the U.S. and Iran over Iran’s claims that they have produced enriched uranium also put a bid into gold prices as investors sought a “safe haven” in the event of a conflict.

Long positions in the energy sector posted gains as the aforementioned uncertainty regarding Iran’s nuclear program helped drive crude oil prices to record highs this week. Analysts said that reports that Iran had expanded its uranium enrichment facilities had investors worried that a conflict with the United States could be a possibility. Commentators also attributed the higher prices to concerns over tightening gasoline supplies and worries that further attacks on Nigerian petroleum facilities could hamper production. Long positions in the crude oil market gained as the June contract rallied $4.35, settling at $75.17 per barrel. Heating oil was up 9.31 cents by the end of the week while unleaded gasoline closed 12.83 cents higher.

The minutes to the Federal Open Market Committee’s (FOMC) March policy meeting were released on Tuesday and long positions in the stock indices benefited as investors interpreted the language to suggest that the Federal Reserve Bank might be near the end of its tightening cycle. Although members emphasized their wish to keep inflation pressures contained analysts commented that investors focused on the part of the minutes that read “….most members thought that the end of the tightening process was likely to be near, and some expressed concerns about the dangers of tightening too much, given the lags in the effects of policy.” The possibility that the U.S. central bank’s tightening cycle could come to an end after 15 consecutive rate increases boosted stocks; longs in the S&P Composite Index benefited as the contract closed 22.5 points higher for the

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

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Chicago, IL 60661
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week. Global share markets were also higher on the comments resulting in gains to long positions. The German DAX gained 2.98% and the Hong Kong Hang Seng was 2.94% higher. Long positions in the London FTSE-100 and Australian SPI also posted gains.

Lastly, short positions in the interest rate sector recorded losses as the FOMC minutes sent prices for fixed income instruments higher for the week. Short positions in the March 2007 and June 2007 Eurodollar contracts resulted in losses as prices for the short-term interest rate products closed 6.5 basis points higher for the week on the possibility that the central bank could be near the end of its rate tightening cycle. Short positions in the U.S. ten and five-year notes also sustained losses, as did short positions in the Canadian bills and LIFFE euribo.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com